Calculation of Filing Fee Tables
F-10
American Eagle Gold Corp.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Equity	Common Shares, without par value	Other	28,311,346		$ 20,038,811.06	0.0001381	$ 2,767.36
Fees Previously Paid
			Total Offering Amounts:				$ 20,038,811.06		$ 2,767.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,767.36
Offering Note
[1]	Represents the maximum number of common shares of American Eagle Gold Corp. ("American Eagle" or the "Registrant"), a corporation under the laws of the Province of Ontario, issuable upon consummation of the exchange offer for all of the issued and outstanding common shares (the "Common Shares") of Pacific Booker Minerals Inc. ("Pacific Booker") on a fully-diluted basis, other than any Common Shares owned directly or indirectly by American Eagle and its affiliates, calculated as the product of (a) 20,078,969, which is the estimated number of Common Shares of Pacific Booker outstanding on a fully-diluted basis as of April 10, 2026, other than any Common Shares owned directly or indirectly by American Eagle and its affiliates and (b) the exchange ratio of 1.41 common shares of the Registrant for each Common Share of Pacific Booker. Estimated solely for the purpose of calculating the registration fee in accordance with General Instruction II.H to Form F-10. The proposed maximum offering price is equal to the product of (i) Cdn$1.38 (US$.998), which is the market value per Common Share of Pacific Booker (based upon the average of the high and low sales prices reported for such Common Shares on the TSXV Venture Exchange on April 10, 2026), and (ii) 20,078,969, which is the estimated number of Common Shares of Pacific Booker on a fully-diluted basis as of April 10, 2026, other than any Common Shares owned directly or indirectly by American Eagle and its affiliates. For purposes of this calculation, Cdn$ 1.00 = US$ 0.7233, which is the inverse of the exchange rate for Canadian dollars published by the Bank of Canada on April 10, 2026 (US$ 1.00 = Cdn$ 1.3825).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date